UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2025

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 Lindaro Street	San Rafael	California	94901
(Address of Principal Executive Offices)			(Zip Code)

(415) 506-6700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BMRN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2025, BioMarin Pharmaceutical Inc. (BioMarin or the Company) held its 2025 Annual Meeting of Stockholders (the Annual Meeting). At the Annual Meeting, BioMarin’s stockholders approved an amendment to the BioMarin Pharmaceutical Inc. 2017 Equity Incentive Plan, as amended (the 2017 Plan), to increase the number of shares of BioMarin common stock reserved for issuance thereunder by 8,000,000 shares (the Plan Amendment).

The Plan Amendment previously had been approved, subject to stockholder approval, by the Compensation Committee of BioMarin’s Board of Directors. The Plan Amendment became effective immediately upon stockholder approval at the Annual Meeting.

A more detailed summary of the material features of the Plan Amendment is set forth in BioMarin’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 8, 2025 (the Proxy Statement) under the heading “Proposal 4: Approval of an Amendment to the 2017 Equity Incentive Plan.” The summary and the foregoing description are qualified in their entirety by reference to the full text of the 2017 Plan, as amended (including by the Plan Amendment), which is attached to the Proxy Statement as Appendix A.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A total of 191,754,170 shares of common stock were entitled to vote as of March 24, 2025, the record date for the Annual Meeting. There were 176,240,520 shares of common stock present in person or represented by proxy at the Annual Meeting at which the stockholders were asked to vote on four proposals, each of which is described in more detail in the Proxy Statement. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

Proposal 1: Election of Directors

Directors Elected	For	Against	Abstain	Broker Non-Votes
Elizabeth M. Anderson	160,575,395	5,338,859	261,996	10,064,270
Barbara W. Bodem	164,230,278	1,033,669	912,303	10,064,270
Athena Countouriotis	163,915,734	1,656,229	604,287	10,064,270
Willard Dere	163,380,097	2,536,182	259,971	10,064,270
Mark J. Enyedy	164,211,417	1,412,156	552,677	10,064,270
Alexander Hardy	164,875,088	1,051,826	249,336	10,064,270
Maykin Ho	164,039,826	1,878,694	257,730	10,064,270
Robert J. Hombach	163,224,408	2,694,927	256,915	10,064,270
Richard A. Meier	160,566,321	5,338,585	271,344	10,064,270
Timothy P. Walbert	165,166,799	662,209	347,242	10,064,270

Based on the votes set forth above, BioMarin’s stockholders elected each of the ten nominees set forth above to serve as a director of BioMarin until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

The ratification of the selection of KPMG LLP as BioMarin’s independent registered public accounting firm for the fiscal year ending December 31, 2025, as set forth in the Proxy Statement, received the following votes:

For	Against	Abstain
168,601,089	7,442,009	197,422

Based on the votes set forth above, BioMarin’s stockholders ratified the selection of KPMG LLP as BioMarin’s independent registered public accounting firm to serve for the year ending December 31, 2025.

Proposal 3: Advisory Vote on the Compensation of Named Executive Officers

The advisory (non-binding) vote to approve the compensation of BioMarin’s named executive officers, as set forth in the Proxy Statement, received the following votes:

For	Against	Abstain	Broker Non-Votes
155,351,652	10,227,321	597,277	10,064,270

Based on the votes set forth above, BioMarin’s stockholders approved, on an advisory basis, the compensation of BioMarin’s named executive officers, as set forth in the Proxy Statement.

Proposal 4: Approval of an Amendment to the 2017 Equity Incentive Plan

The approval of the Plan Amendment received the following votes:

For	Against	Abstain	Broker Non-Votes
157,280,864	7,747,768	1,147,618	10,064,270

Based on the votes set forth above, BioMarin’s stockholders approved the Plan Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: May 22, 2025	By:	/s/ G. Eric Davis
G. Eric Davis
Executive Vice President, Chief Legal Officer